Exhibit 99.1

CLEARWATER PAPER NAMES LINDA MASSMAN PRESIDENT AND COO

Spokane, Wash.– Oct. 20, 2011–Clearwater Paper Corporation (NYSE: CLW) today announced Linda K. Massman has been named president and chief operating officer, effective November 1, 2011. She continues to report to Gordon Jones, chairman and CEO.

     Massman will be responsible for leading the company’s business operations, including manufacturing, sales and marketing, environmental, safety, transportation and logistics.

     Massman has served Clearwater Paper as chief financial officer since the company’s spin-off from Potlatch Corporation in December 2008. Before joining Clearwater Paper, Massman was group vice president, finance and corporate planning for Albertsons and then SUPERVALU Inc. Previous positions also included finance and consulting roles at Accenture, Ralphs Grocery Company and Bank of America.

     “Linda Massman has been an integral part of the company’s strategic planning process and a major contributor to the overall success of Clearwater Paper,” said Gordon Jones, chairman and CEO. “Ms. Massman’s strong background in finance, consumer retail and business strategy makes her an excellent choice for this expanded responsibility.” “As part of her new role, Ms. Massman will oversee the completion of the integration of Cellu Tissue operations as well as the continued startup of the new Shelby facility,” added Jones. “Her significant experience will help lead the company in accomplishing our strategic goals of growing our consumer tissue business and optimizing pulp and paperboard.” Massman earned a Bachelor of Business Administration from the University of North Dakota and an MBA from Harvard Business School. She will continue to serve as CFO until her replacement is identified, and she will continue to be based at Clearwater Paper's Spokane headquarters.

ABOUT CLEARWATER PAPER

     Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, hard roll tissue, machine glazed tissue, bleached paperboard, pulp and wood products at 15 manufacturing locations in the U.S. and Canada. The company is a premier supplier of private label tissue to major retailers and wholesale distributors. This includes grocery, drug, mass merchants and discount stores. The company also produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper's 4,000 employees build shareholder value by developing strong customer partnerships through quality and service.

FORWARD-LOOKING STATEMENTS

     This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the company’s strategic goals. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the company’s ability to successfully implement its expansion strategies; difficulties with the integration process or the realization of the benefits expected from the company’s acquisition of Cellu Tissue; the company's ability to complete its new facilities; competition from larger producers; customers' product preferences; changes in the United States and international economies; changes in raw material and energy costs; cyclical industry conditions; competitive pricing pressure for the company's products; changes in freight costs and disruptions in transportation services; unanticipated manufacturing disruptions; changes in general and industry-specific laws and regulations; unforeseen environmental liabilities or expenditures; labor disruptions; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements

For additional information on Clearwater Paper, please visit our website at www.clearwaterpaper.com.

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Contact:	(News media)
Clearwater Paper Corporation
Matt Van Vleet
509.344.5912

or

(Investors)
Sean Butson (IR Sense)
509.344.5906